UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 30, 2006


                           IMMTECH INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                      8733                   39-1523370
      (State or Other        (Commission File Number)      (I.R.S. Employer
      Jurisdiction of                                     Identification No.)
      Incorporation)

 150 Fairway Drive, Suite 150, Vernon Hills, Illinois            60061
       (Address of Principal Executive Offices)               (Zip Code)

       Registrant's telephone number, including area code: (847) 573-0033

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02   Departure of Directors or Principal Officers; Election of
            Directors; Appointment of Principal Officers.

            Immtech International (the "Company") announced that Eric L. (Rick) Sorkin, age 46, a member of the Company's Board of Directors since 2000 as well as a member of its Audit and Compensation Committees, has been named Chief Executive Officer. Mr. Sorkin brings to the Company over 25 years of experience in making and managing investments, with particular emphasis on acquisitions, negotiations and finance structuring. He was employed for 11 years with Dean Witter, which is now a subsidiary of Morgan Stanley, where, from an entry level position as an analyst, he became a Managing Director within six years, and contributed to the building of the firm's investment portfolio with an asset value in excess of $3 billion. Mr. Sorkin has been a private equity investor in the U.S. and in China since 1993.

            As a result of being named Chief Executive Officer, Mr. Sorkin will no longer serve on the Audit and Compensation Committees of the Board of Directors. Mr. Sorkin will receive no salary while he serves as Chief Executive Officer. Since Mr. Sorkin will not receive a salary while he serves as Chief Executive Officer, Mr. Sorkin will continue to receive the annual option grants payable to non-employee directors of the Company, excluding those for committee service which will be pro-rated reflecting service through January 24, 2006. With respect to his 2006 service on the Board of Directors, Mr. Sorkin was granted 20,834 options to purchase shares of Company common stock on January 25, 2006. Compensation guidelines for Company directors are set forth in greater detail in the Company's 2005 definitive proxy statement filed with the SEC on November 16, 2005.

            T. Stephen Thompson will continue as the Company's President in charge of operations, a position he has held since November 27, 1991. Mr. Thompson has over 25 years experience in healthcare, with previous positions including five years at Amersham Corporation where he attained the title of President and Chief Executive Officer responsible for Amersham Corporation's four North American divisions and its UK Clinical Reagent (in vitro diagnostic) Division and five years at Abbott Laboratories where he attained the position of General Manager of the Infectious Disease and Immunology Business Unit in the Diagnostic Division.

            A copy of the press release, dated January 24, 2006, announcing the events disclosed in Item 5.02 of this Form 8-K is furnished as Exhibit 99.1 hereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

            On January 27, 2006, the Board of Directors approved an amendment and restatement of the Company's bylaws. A description of the material changes to the Company's bylaws is set forth below:

            Bylaws.

            1. Article II, Section 12 is added to provide a procedure for stockholder proposals,

            2. Article III, Sections 13, 14 and 15 are added to create the office of Chairperson of the Company's Board of Directors and certain other Board offices,

            3. Article IV, Sections 6 and 7, and as appropriate throughout the text in conformity with revised Sections 6 and 7, are amended and added, respectively, to reflect that the offices of Chief Executive Officer and President may be held by two persons rather than one. Section 6 is amended to describe the duties of the Chief Executive Officer and new Section 7 is added to describe the duties of the President. Sections previously numbered 7 through 11 are renumbered, in order, as Sections 8 through 12.

            The amended bylaws are effective as of January 30, 2006 and are filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01   Other Events.

            The following independent members of the Company's board of directors are appointed to the following Board committees to replace Mr. Sorkin.

            1. Audit Committee. Levi H.K. Lee, M.D., a Director since October 31, 2003, and member of the Nominating Committee, will join the Company's Audit Committee. Ms. Judy Lau will succeed Mr. Sorkin as Chair of the Audit Committee.

            None of Dr. Lee, Dr. Colten or Ms. Lau is an audit committee financial expert and the Company expects that the Audit Committee will not have a financial expert until such time as it recruits a new independent board member with such expertise who will serve as the Audit Committee financial expert. The Audit Committee is now comprised of Judy Lau (Chair), Harvey R. Colten, M.D. and Levi Lee, M.D.

            2. Compensation Committee. Harvey R. Colten, M.D., a Director since October 30, 2000, chair of the Nominating Committee and member of the Audit Committee, will join the Company's Compensation Committee. The Compensation Committee is now comprised of Frederick W. Wackerle (Chair), Judy Lau and Harvey
R. Colten, M.D.

Item 9.01   Financial Statements and Exhibits.

            (c)  Exhibits.

            The following exhibits are filed or furnished as part of this
Report:
--------------------------------------------------------------------------------

Exhibit Number               Description
--------------------------------------------------------------------------------

3.1               Amended and Restated Bylaws, effective as of January 30, 2006

--------------------------------------------------------------------------------

99.1 Press Release of the Company dated January 24, 2006 appointing Eric L. (Rick) Sorkin Chief Executive Officer of the Company.

--------------------------------------------------------------------------------

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         IMMTECH INTERNATIONAL, INC.


Date:  January 30, 2006                  By:  /s/Eric L. Sorkin
                                             -----------------------------------
                                             Eric L. Sorkin
                                             Chief Executive Officer